EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-211399 and 333-281020 on Form S-8 of Landmark Bancorp, Inc. of our report dated March 25, 2025 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Dallas, Texas
March 25, 2025